EXHIBIT 99.1

New Western Energy Corp. Acquires an Additional 80 Acres Contiguous to Its Winchester & Thomas Leases in Rogers County, Oklahoma

IRVINE, Calif., Dec 04, 2013 (GLOBE NEWSWIRE via COMTEX) -- New Western Energy Corporation (OTCBB:NWTR), an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas and other minerals in North America, is pleased to announce that it has completed the acquisition of an Oil & Gas lease consisting of 80 acres adjacent to its Winchester & Thomas leases in Rogers County, Oklahoma. The lease known as Winchester II has 5 existing oil and gas wells and one water injection well that currently produces an average of 4 (four) barrels of oil per day (bopd). Subsequent to this strategic acquisition, Company's combined leasehold area in Oklahoma is now approximately 1,830 acres with 130 wells and 11 disposable wells.

The Winchester II lease has several drilling opportunities from multiple proven oil and gas formations with historic oil production mainly occurring in the Bartlesville and Burgess formations which are contained in this lease. Further, the water injection well on site will allow the Company to increase pressure and thereby stimulate production, improve the reservoir recovery factor and continue to maintain improved production rate over a longer period. The additional acreage and its strategic location lets us control a more uniform pattern of the water flood "pressure maintenance" program we have planned for 2014 development.

"This acquisition adds to our already established track record in Rogers County, Oklahoma and we expect immediate improvement once water is injected in the reservoir as this enhanced oil recovery method will increase our cash flow by improving on the existing production rate and will allow us to recover more oil from the reservoir," said Javan Khazali, President and CEO.

About New Western Energy Corp.

New Western Energy Corp. is an independent energy company engaged in the acquisition, development, production, and exploration of oil, gas and minerals primarily in North America. To learn more about the Company, visit: www.newwesternenergy.com

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated production. Actual results could differ from those projected in any forward-looking statements due to numerous factors including, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "probable," "possible," "recoverable" or "potential" reserves among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and our other filings with the SEC at www.sec.gov or from us at New Western Energy Corp., 1140 Spectrum, Irvine, CA 92618.

CONTACT:	Javan Khazali
(949) 435 - 0977
info@newwesternenergy.com